Exhibit 10.3

EXECUTION VERSION

AMENDMENT NO. 2

This Amendment No. 2 (this “Amendment”), dated as of June 3, 2013, is entered into among Infor (US), Inc. (f/k/a Lawson Software Inc.), a Delaware corporation (“Borrower”), Infor, Inc. (f/k/a GGC Software Holdings, Inc.), a Delaware corporation (“Holdco”), the Subsidiaries of the Borrower identified as “Subsidiary Loan Parties” on the signature pages hereto (the “Subsidiary Loan Parties” and, together with Holdco, the “Guarantors”), Bank of America, N.A., as administrative agent under the Credit Agreement (in such capacity, the “Administrative Agent”) and the Persons listed on the signature pages hereto as “Additional Refinancing Lenders” (in such capacity, the “Additional Refinancing Lenders”), amends (a) that certain Credit Agreement dated as of April 5, 2012 (as amended, supplemented or otherwise modified from time to time, including pursuant to Refinancing Amendment No. 1, dated as of September 27, 2013, the “Credit Agreement”) entered into among the Borrower, Holdco, the institutions from time to time party thereto as Lenders (the “Lenders”), the Administrative Agent and the other agents and arrangers named therein, (b) the Holdco Guaranty dated as of April 5, 2012 between CGC Software Holdings, Inc., as Guarantor and Bank of America, N.A., as Administrative Agent and Collateral Agent (as amended, supplemented or otherwise modified from time to time, the “Holdco Guaranty”), (c) the Subsidiary Guaranty dated as of April 5, 2012 among the Subsidiary Loan Parties and Bank of America, N.A., as Administrative Agent and Collateral Agent (as amended, supplemented or otherwise modified from time to time, the “Subsidiary Guaranty”) and (d) the Security Agreement dated as of April 5, 2012 among the Loan Parties and Bank of America, N.A., as Collateral Agent (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, Section 2.21 of the Credit Agreement provides that Borrower may from time to time obtain Other Term Loans, subject to the terms and conditions set forth therein;

WHEREAS, Section 9.02 of the Credit Agreement provides that the Loan Parties may amend the Credit Agreement and other Loan Documents with the consent of the Required Lenders;

WHEREAS, the Additional Refinancing Lenders have agreed, subject to the terms and conditions set forth herein and in the Credit Agreement, to provide Other Term Loans in an aggregate principal amount of $483,000,000 and €350,000,000;

WHEREAS, certain Additional Refinancing Lenders holding (i) Tranche B-1 Term Loans may elect to exchange and convert all, but not less than all, of their Tranche B-1 Term Loans into Tranche B-3 Term Loans and (ii) Euro Term Loans may elect to exchange and convert all, but not less than all, of their Euro Term Loans into Euro Tranche B Term Loans;

WHEREAS, the Administrative Agent, the Additional Refinancing Lenders, the Revolving Lenders and the Term Lenders signatory hereto have agreed to amend the Credit Agreement as set forth in this Amendment, subject to the conditions set forth herein; and

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

Section 1. Refinancing Amendment. Effective as of the Amendment No. 2 Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is amended to add the following definitions:

“Amendment No. 2” shall mean Amendment No. 2 to the Credit Agreement, dated as of June 3, 2013, among Borrower, Holdco, the Subsidiary Loan Parties, the Administrative Agent, the Additional Refinancing Lenders party thereto and the Required Lenders party thereto.

“Amendment No. 2 Effective Date” shall mean the date on which Amendment No. 2 becomes effective pursuant to Section 3 thereof.

“Amendment No. 2 Rollover Lender” shall mean each Additional Refinancing Lender (other than Bank of America, N.A. solely in its capacity of executing its “Fronting Signature Page” hereto, but not in any other capacity as an Additional Refinancing Lender) party to Amendment No. 2; provided that for the avoidance of doubt, each Amendment No. 2 Rollover Lender shall be deemed to be a Term Lender.

“Tranche B-3 Term Commitment” means, with respect to each Additional Refinancing Lender party to Amendment No. 2, the Other Term Commitment of such Additional Refinancing Lender to make a Tranche B-3 Term Loan to the Borrower under Amendment No. 2 on the Amendment No. 2 Effective Date in the amount listed on the signature page of such Additional Refinancing Lender to Amendment No. 2. The aggregate principal amount of the Tranche B-3 Term Commitments is $483,000,000.

“Tranche B-3 Term Loan” or “Initial Tranche B-3 Term Loan” means the Other Term Loans made on the Amendment No. 2 Effective Date in accordance with Section 2.01(a)(v).

“Euro Tranche B Term Commitment” means, with respect to each Additional Refinancing Lender party to Amendment No. 2, the Other Term Commitment of such Additional Refinancing Lender to make a Euro Tranche B Term Loan to the Borrower under Amendment No. 2 on the Amendment No. 2 Effective Date in the amount listed on the signature page of such Additional Refinancing Lender to Amendment No. 2. The aggregate principal amount of the Euro Tranche B Term Commitments is €350,000,000.

“Euro Tranche B Term Loan” or “Initial Euro Tranche B Term Loan” means the Other Term Loans made on the Amendment No. 2 Effective Date in accordance with Section 2.01(a)(vi).

(b) Section 1.01 of the Credit Agreement is amended to change the following definitions:

(i) The definition of “Additional Term Notes” is amended by replacing each instance of “and Initial Tranche B-2 Term Loans” therein with the following: “, Initial Tranche B-2 Term Loans, Initial Tranche B-3 Term Loans and Euro Tranche B Term Loans”.

(ii) Clause (I) (a) of the definition of “Applicable Margin” is amended and restated in its entirety by the following:

“(a) any Tranche B Term Loan, any Euro Term Loan, any Tranche B-1 Term Loan, any Tranche B-2 Term Loan, any Tranche B-3 Term Loan, and any Euro Tranche B Term Loan, the applicable rate set forth below under the heading “Eurocurrency Loan,” or “ABR Loan”, as applicable, based upon the Total Leverage Ratio as of the most recent determination date:

Total Leverage Ratio:	Tranche B Term Loan		Tranche B-1 Term Loan		Tranche B-2 Term Loan		Tranche B-3 Term Loan		Euro Term Loan	Euro Tranche B Term Loan
	Eurocurrency Loan	ABR Loan	Eurocurrency Loan	ABR Loan	Eurocurrency Loan	ABR Loan	Eurocurrency Loan	ABR Loan	Eurocurrency Loan	Eurocurrency Loan
Category 1

Greater than or equal to 5.50:1.00	5.00%	4.00%	4.50%	3.50%	4.00%	3.00%	2.75%	1.75%	5.50%	3.00%

Category 2

Less than 5.50:1.00	4.75%	3.75%	4.25%	3.25%	4.00%	3.00%	2.75%	1.75%	5.25%	3.00%

and”

(iii) The definition of “Adjusted Eurocurrency Rate” is amended by replacing the proviso thereunder with the following:

; provided that, notwithstanding the foregoing, as applied solely to (x) the Initial Tranche B Term Loans, Initial Tranche B-1 Term Loans, Initial Tranche B-2 Term Loans and the Initial Euro Term Loans, the Adjusted Eurocurrency Rate shall at no time be less than 1.25% per annum and (y) the Initial Tranche B-3 Term Loans and the Euro Tranche B Term Loans, the Adjusted Eurocurrency Rate shall at no time be less than 1.00% per annum.

(iv) The definition of “Alternate Base Rate” is amended by replacing the proviso thereunder with the following:

; provided that, notwithstanding the foregoing, as applied solely to (x) the Initial Tranche B Term Loans, Initial Tranche B-1 Term Loans, Initial Tranche B-2 Term Loans and the Initial Euro Term Loans, the Alternate Base Rate shall at no time be less than 2.25% per annum and (y) the Initial Tranche B-3 Term Loans and the Euro Tranche B Term Loans, the Alternate Base Rate shall at no time be less than 2.00% per annum.

(v) The definition of “Class” is amended by (i) adding “, Tranche B-3 Term Loans, Euro Tranche B Term Loans” after “Tranche B-2 Term Loans” and (ii) adding “, Tranche B-3 Term Commitment, Euro Tranche B Term Commitment” after “Tranche B-2 Term Commitment”.

(vi) The definition of “Commitment” is amended by adding “,Tranche B-3 Term Commitments, Euro Tranche B Term Commitments” after “Tranche B-2 Term Commitments”.

(vii) The definition of “ECF Percentage” is amended by adding “,Tranche B-3 Term Loans, Euro Tranche B Term Loans” after each time “Tranche B-2 Term Loans” appears in such definition.

(viii) The definition of “Initial Term Loans” is amended by adding “, Initial Tranche B-3 Term Loans, Initial Euro Tranche B Term Loans” after “Initial Tranche B-2 Term Loans”.

(ix) The definition of “Term Commitment” is amended by adding “,Tranche B-3 Term Commitment, Euro Tranche B Term Commitment” after “Tranche B-2 Term Commitment”.

(x) The definition of “Term Loan Maturity Date” is amended by (i) replacing “and (c)” with “, (c) the Tranche B-3 Term Loans and Euro Tranche B Term Loans, the seventh anniversary of the Amendment No. 2 Effective Date (or if such anniversary is not a Business Day, the next preceding Business Day) and (d)”.

(xi) The definition of “Term Loans” is amended by adding “, Tranche B-3 Term Loans, Euro Tranche B Term Loans” after “the Tranche B-2 Term Loans”.

(xii) The definition of “Unrestricted Additional Term Notes” is amended by replacing each instance of “and Initial Tranche B-2 Term Loans” therein with the following: “, Initial Tranche B-2 Term Loans, Initial Tranche B-3 Term Loans and Euro Tranche B Term Loans”.

(c) Section 2.01 of the Credit Agreement is amended by (i) adding immediately before “and (b)” the following: “, (v) to make a Tranche B-3 Term Loan to the Borrower on the Amendment No. 2 Effective Date in an aggregate principal amount equal to its Tranche B-3 Term Commitment; provided that the obligation of each Amendment No. 2 Rollover Lender to make such Tranche B-3 Term Loan shall be deemed satisfied by the execution and delivery of a fully-completed signature page to Amendment No. 2 by such Amendment No. 2 Rollover Lender (and such Tranche B-3 Term Loan of such Amendment No. 2 Rollover Lender shall be deemed made on the Amendment No. 2 Effective Date), and such Amendment No. 2 Rollover Lender’s Tranche B-1 Term Loan shall be deemed exchanged for and converted to a Tranche B-3 Term Loan on the Amendment No. 2 Effective Date, (vi) to make a Euro Tranche B Term Loan to the Borrower on the Amendment No. 2 Effective Date in an aggregate principal amount equal to its Euro Tranche B Term Commitment; provided that the obligation of each Amendment No. 2 Rollover Lender to make such Euro Tranche B Term Loan shall be deemed satisfied by the execution and delivery of a fully-completed signature page to Amendment No. 2 by such Amendment No. 2 Rollover Lender (and such Euro Tranche B Term Loan of such Amendment No. 2 Rollover Lender shall be deemed made on the Amendment No. 2 Effective Date), and such Amendment No. 2 Rollover Lender’s Euro Term Loan shall be deemed exchanged for and converted to a Euro Tranche B Term Loan on the Amendment No. 2 Effective Date” and (ii) replacing “and the Tranche B-2 Term Commitments will terminate in full upon the making of the Loans referred to in clauses (a)(i), (ii), (iii) and (iv) above” at the end thereof with “, the Tranche B-2 Term Commitments, the Tranche B-3 Term Commitments and the Euro Tranche B Term Commitments will terminate in full upon the making of the Loans referred to in clauses (a)(i), (ii), (iii), (iv), (v) and (vi) above”.

(d) Section 2.10(d) of the Credit Agreement is amended and restated in its entirety with the following:

“(d) Subject to adjustment pursuant to paragraph (e) of this Section and subject to paragraph (i) of Section 2.11, the Borrower shall repay the Tranche B-2 Term Loans, the Tranche B-3 Term Loans and Euro Tranche B Term Loans on the last calendar day of each December, March, June and September occurring on or after December 31, 2012 (or with respect to Tranche B-3 Term Loans and Euro Tranche B Term Loans, September 30, 2013) and prior to the Term Loan Maturity Date in each case, in an aggregate principal amount equal to 0.25% of the respective initial principal amount of (i) in the case of Tranche B-2 Term Loans, the Tranche B-2 Term Loans borrowed (including by exchange of Tranche B Term Loans into Tranche B-2 Term Loans) on the Amendment No. 1 Effective Date, (ii) in the case of Tranche B-3 Term Loans, the Tranche B-3 Term Loans borrowed (including by exchange of Tranche B-1 Term Loans into Tranche B-3 Term Loans) on the Amendment No. 2 Effective Date and (iii) in the case of Euro Tranche B Term Loans, the Euro Tranche B Term Loans borrowed (including by exchange of Euro Term Loans into Euro Tranche B Term Loans) on the Amendment No. 2 Effective Date. Without limiting the foregoing, to the extent not previously paid, all Tranche B-2 Term Loans, Tranche B-3 Term Loans and Euro Tranche B Term Loans shall be due and payable on the applicable Term Loan Maturity Date.”

(e) Section 2.11(a) of the Credit Agreement is amended and restated in its entirety by the following:

“The Borrower shall have the right at any time and from time to time, without premium or penalty (but subject to Section 2.16 and the following sentence), to prepay any Borrowing of any Class in whole or in part, as selected and designated by the Borrower, subject to the requirements of this Section. Each voluntary prepayment of any Loan pursuant to this Section 2.11(a) shall be made without premium or penalty except that, in the event that on or prior to (i) September 27, 2013, the Borrower makes any prepayment or repayment of Tranche B-2 Term Loans as a result of a Repricing Transaction or (ii) the six-month anniversary of the Amendment No. 2 Effective Date, the Borrower makes any prepayment or repayment of Tranche B-3 Term Loans or Euro Tranche B Term Loans as a result of a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, a prepayment premium in an amount equal to 1% of the amount of such Term Loans being so prepaid, repaid or refinanced. Any such voluntary prepayment shall be applied as specified in Section 2.10(e). Notwithstanding anything to the contrary in this Agreement, after any Extension, the Borrower may prepay any Borrowing of any Class of non-extended Term Loans pursuant to which the related Extension Offer was made without any obligation to prepay the corresponding Extended Term Loans.”

(f) The third sentence of Section 2.11(d) of the Credit Agreement shall be amended by adding “, Tranche B-3 Term Loans and Euro Tranche B Term Loans” after “Tranche B Term Loans”.

(g) Section 2.20(a) of the Credit Agreement shall be amended by adding the following to the end of clause (iii) thereof: “in the event that the Yield for any Incremental Facility (other than Unrestricted Incremental First-Lien Indebtedness) is higher than the Yield for the Tranche B-3 Term Loans by more than 50 basis points, then the Applicable Margin for the Tranche B-3 Term Loans shall be increased to the extent necessary so that the Yield for the Tranche B-3 Term Loans is equal to the Yield for such Incremental Facility minus 50 basis points and”.

(h) Section 2.20(b) of the Credit Agreement shall be amended by replacing each instance of “or Tranche B-2 Term Loans” with the following: “, Tranche B-2 Term Loans, Tranche B-3 Term Loans or Euro Tranche B Term Loans”.

(i) Section 5.10(a) of the Credit Agreement is amended by (i) replacing “and (y)” with “, (y)” and (ii) inserting at the end thereof, the following: “and (z) the proceeds of the Tranche B-3 Term Loans and Euro Tranche B Term Loans made on the Amendment No. 2 Effective Date, will be used by the Borrower on the Amendment No. 2 Effective Date to repay the outstanding Tranche B-1 Term Loans, outstanding Euro Term Loans and a portion of the Tranche B-2 Term Loans, and pay fees, accrued interest, expenses and premiums in connection therewith”.

Section 2. Other Amendments to Credit Agreement, Holdco Guaranty, Subsidiary Guaranty and Security Agreement. Effective as of the Amendment No. 2 Effective Date, each of the Required Lenders (after giving effect to the exchange of Term B-1 Loans into Term B-3 Loans and Euro Term Loans into Tranche B Euro Term Loans, in each case, by the applicable Additional Refinancing Lenders) hereby agrees as follows:

(a) Section 1.01 of the Credit Agreement is amended to add the following definitions:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (for the avoidance of doubt, giving effect to all provisions of the Loan Documents at the time of such Guaranty or the grant of such security interest) at the time the Guaranty of such Loan Party, or a grant by such Loan Party of a security interest, would otherwise have become effective with respect to such Swap Obligation but for such Loan Party’s failure to constitute an “eligible contract participant” at such time. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Swap Obligations” means with respect to any Loan Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

(b) Section 1.01 of the Credit Agreement is amended to change the following definitions:

(i) The definition of “Obligations” is amended by adding the following proviso to the end thereof: “; provided that for the avoidance of doubt, the “Obligations” shall not include any Excluded Swap Obligations.

(ii) The definition of “Secured Swap Obligations” is amended by adding the following proviso to the end thereof: “; provided that the “Secured Swap Obligations” shall exclude any Excluded Swap Obligations.

(c) Section 2.11(a)(i) of the Credit Agreement is amended by replacing “September 27, 2013” with “December 27, 2013”.

(d) Section 5.01(c) of the Credit Agreement is amended by adding at the beginning of clause (ii)(A) thereof, the following: “if Section 6.12 is applicable for the most recent fiscal quarter of Holdco,”

(e) Section 6.12 of the Credit Agreement is amended by adding “Except with the consent of the Required Revolving Lenders,” at the beginning thereof and by adding the following proviso at the end thereof:

; provided that the provisions of this Section 6.12 shall not be applicable to any such fiscal quarter if on the last day of such fiscal quarter the aggregate principal amount of Revolving Loans, Swing Line Loans and/or Letters of Credit (excluding (i) undrawn Letters of Credit in an aggregate amount up to $10,000,000 and (ii) Letters of Credit which have been Cash Collateralized or otherwise back-stopped on terms reasonably satisfactory to the applicable Issuing Bank) that are issued and/or outstanding is equal to or less than 25% of the aggregate amount of Revolving Commitments.

(f) Section 7.01(d) of the Credit Agreement is amended and restated in its entirety with the following:

“(d) Holdco or the Borrower shall default in the performance or compliance with (i) Section 5.04 (solely with respect to the existence of Holdco or the Borrower in its jurisdiction of organization) or Article VI (other than Section 6.12) or (ii) Section 6.12 (subject to the Cure Right set forth in Section 7.03); provided that an Event of Default under Section 6.12 shall not constitute an Event of Default for purposes of any Term Loan unless and until the Revolving Lenders have terminated the Revolving Commitments and declared all outstanding Revolving Exposures to be immediately due and payable in accordance with this Agreement and such declaration has not been rescinded (the “Term Loan Standstill Period”);”

(g) The last paragraph of Section 7.01 of the Credit Agreement is amended by adding the following immediately after “with the consent of the Required Lenders may, and at the request of the Required Lenders shall”:

“(or, if an Event of Default under Section 7.01(d)(ii) occurs and is continuing and prior to the expiration of the Term Loan Standstill Period, with the consent of the Required Revolving Lenders may, and at the request of the Required Revolving Lenders shall, and in such case only with respect to the Revolving Commitments, Swing Line Loans, and any Letters of Credit)”

(h) Section 9.02(g) of the Credit Agreement is amended by (i) deleting the “and” immediately before “(y) the Swingline Sublimit” and (ii) adding to the end thereof, the following:

“and (z) only the consent of the Required Revolving Lenders shall be necessary to amend or waive the terms and provisions of Sections 6.12 and 7.01(d)(ii) (and related definitions as used in such Sections, but not as used in other Sections of this Agreement)”

(i) The Subsidiary Guaranty is hereby amended by adding the following new Section 1(d):

(d) Keepwell. Each Guarantor that is a Qualified ECP Guarantor at the time the Guaranty or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 1 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the payment in full of the Obligations or the occurrence of the Termination Date. Each Qualified ECP Guarantor intends this Section 1(d) to constitute, and this Section 1(d) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 1(d) hereof and Section 1(c) to the Holdco Guaranty).

(j) The Holdco Guaranty is hereby amended by adding the following new Section 1(c):

(c) Keepwell. Guarantor, if it is a Qualified ECP Guarantor at the time the Guaranty or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 1 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the payment in full of the Obligations or the occurrence of the Termination Date. Each Qualified ECP Guarantor intends this Section 1(c) to constitute, and this Section 1(c) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 1(c) hereof and Section 1(d) to the Subsidiary Guaranty).

(k) The Security Agreement is hereby amended by adding the following proviso to the end of Section 16 thereof:

; provided, however, that notwithstanding anything to the contrary in this Agreement or any other Loan Document in no circumstances shall proceeds of any Collateral constituting an asset of a Loan Party that is not a Qualified ECP Guarantor be applied towards the payment of any Secured Obligations constituting Swap Obligations, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth above in this Section.

Section 3. Conditions Precedent to the Effectiveness of this Amendment. This Amendment shall become effective as of the first date (such date being referred to as the “Amendment No. 2 Effective Date”) when each of the following conditions shall have been satisfied:

(a) The Administrative Agent (or its counsel) shall have received (A) from the Additional Refinancing Lenders, the Required Lenders (which shall include the Additional Refinancing Lenders), Holdco, the Borrower, the Administrative Agent and the Subsidiary Loan Parties a counterpart of this Amendment signed on behalf of such party and (B) from the Borrower, Note(s) executed by Borrower for each Lender that requests such Note(s) at least one Business Day prior to the Amendment No. 2 Effective Date.

(b) The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment No. 2 Effective Date) of Kirkland & Ellis LLP, counsel for the Loan Parties, in form and substance reasonably acceptable to the Administrative Agent. Each of Borrower and Holdco hereby requests such counsel to deliver such opinion.

(c) The Administrative Agent shall have received: (i) a copy of each Organizational Document of Borrower and Holdco and, to the extent applicable, certified as of a recent date by the appropriate governmental official; (ii) signature and incumbency certificates of the officers of each Loan Party executing the Loan Documents to which it is a party (or a certification that there have been no changes to such officers since the applicable signature and incumbency certificate delivered on the Closing Date or Amendment No. 1 Effective Date, as applicable); (iii) resolutions of the board of directors or similar governing body of each Loan Party approving and authorizing the execution, delivery and performance of this Amendment and the other documents to which such Loan Party is a party as of the Amendment No. 2 Effective Date, certified as of the Amendment No. 2 Effective Date by such Loan Party as being in full force and effect without modification or amendment; and (iv) with respect to each of Holdco and Borrower, a good standing certificate (to the extent such concept is known in the relevant jurisdiction) from the applicable Governmental Authority of Holdco’s Borrower’s jurisdiction of incorporation, organization or formation dated a recent date prior to the Amendment No. 2 Effective Date.

(d) The Administrative Agent shall have received a certificate, dated the Amendment No. 2 Effective Date and signed by a Responsible Officer or the President or Vice President of Holdco, confirming compliance with the conditions set forth in paragraphs (f) and (g) of this Section 3.

(e) The Administrative Agent shall have received from the Borrower in cash (i) all fees and other amounts due and payable by the Borrower on or prior to the Amendment No. 2 Effective Date, including, to the extent invoiced at least one Business Day prior to the Amendment No. 2 Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower under any Loan Document, (ii) all accrued and unpaid interest on the Tranche B-1 Term Loans, Euro Tem Loans and Tranche B-2 Term Loans being repaid (either with cash proceeds or by exchange into Tranche B-3 Term Loans and Euro Tranche B Term Loans) on the Amendment No. 2 Effective Date and (iii) for the ratable account of each of the Tranche B-2 Term Lenders, a prepayment premium in an amount equal to 1% of the amount of Tranche B-2 Term Loans being prepaid, repaid or refinanced with the proceeds of the Other Term Loans made on the Amendment No. 2 Effective Date.

(f) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects, in each case on and as of the Amendment No. 2 Effective Date (other than with respect to any representation and warranty that expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects, as the case may be, as of such earlier date).

(g) At the time of and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

(h) The Administrative Agent shall have received a Borrowing Request meeting the requirements of Section 2.03 of the Credit Agreement; provided that the notice of such Borrowing may be given, and the corresponding Borrowing Request may be delivered, not later than 11:00 a.m. New York City Time on the Amendment No. 2 Effective Date, regardless of whether such Borrowing is a Eurocurrency Borrowing or an ABR Borrowing.

(i) The Administrative Agent shall have received, for the account of each Term Lender holding Tranche B-2 Term Loans and each Revolving Lender holding Revolving Loans that in each case delivers a duly executed signature page consenting to this Amendment by noon, New York City time, on May 22, 2013, an amendment fee equal to 0.25% of the aggregate principal amount of (x) Tranche B-2 Term Loans held by such Term Lender voting in approval of this Amendment and (y) Revolving Loans held by such Revolving Lender voting in approval of this Amendment.

Section 4. Representations and Warranties. On and as of the Amendment No. 2 Effective Date, after giving effect to this Amendment, each of Holdco and the Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a) This Amendment (and the lending transactions contemplated hereby to occur on the Amendment No. 2 Effective Date) has been duly authorized by all necessary corporate or other organizational action by each the Loan Parties and constitutes, and each other Loan Document to which any Loan Party is a party has been duly authorized by all necessary corporate or other organizational action by such Loan Party, and each Loan Document constitutes, or when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdco, the Borrower or such other Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The execution, delivery and performance by the Loan Parties of the Loan Documents to which such Loan Parties are a party (a) do not require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, in each case as of the Amendment No. 2 Effective Date, (ii) filings necessary to perfect Liens created under the Loan Documents, and (iii) those consents, approvals, negotiations, filings or other actions, the failure of which to obtain or make would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any Organizational Document of Holdco or any other Loan Party, (c) will not violate any Requirement of Law applicable to Holdco or any Restricted Subsidiary, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon Holdco or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment to be made by Holdco or any Restricted Subsidiary or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation thereunder, in each case as of the Amendment No. 2 Effective Date, and (e) will not result in the creation or imposition of any Lien on any asset of Holdco or any Restricted Subsidiary, except Liens created under the Loan Documents and Liens permitted under Section 6.02 of the Credit Agreement, except in the cases of clauses (a), (c) and (d) above where such violations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 5. Reference to and Effect on the Loan Documents.

(a) As of the Amendment No. 2 Effective Date, each reference in (x) the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument, (y) each of the Holdco Guaranty and the Subsidiary Guaranty to “this Guaranty,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Holdco Guaranty or the Subsidiary Guaranty (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Holdco Guaranty and the Subsidiary Guaranty, each as amended hereby, and this Amendment and the Holdco Guaranty or the Subsidiary Guaranty, as the case may be, shall be read together and construed as a single instrument and (z) the Security Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Security Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Security Agreement as amended hereby, and this Amendment and the Security Agreement shall be read together and construed as a single instrument. Each of the table of contents and lists of Exhibits and Schedules of the Credit Agreement shall be deemed to be amended to reflect the changes made in this Amendment as of the Amendment No. 2 Effective Date.

(b) Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Borrower or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

(d) On and after the Amendment No. 2 Effective Date, this Amendment shall constitute a Loan Document. Each Additional Refinancing Lender shall constitute an “Additional Refinancing Lender” for purposes of the Credit Agreement and shall be a “Lender” for purposes of the Loan Documents.

(e) The Tranche B-3 Term Commitments and Euro Tranche B Term Commitments shall constitute “Other Term Commitments” and the Tranche B-3 Term Loans and Euro Tranche B Term Loans shall constitute “Other Term Loans” for purposes of the Loan Documents (and the Tranche B-3 Term Loans and Euro Tranche B Term Loans shall also constitute “Term Loans” for purposes of the Loan Documents).

Section 6. Acknowledgement and Reaffirmation of Guarantors. The Guarantors acknowledge and consent to all terms and conditions of this Amendment and agree that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors’ obligations under the Loan Documents, except as explicitly provided for herein. Each Guarantor hereby ratifies and confirms its obligations under the Loan Documents, including the Security Agreement and Guaranties and including, without limitation, its guarantee of the Obligations and its grant of the security interest in the Collateral (as defined in any applicable Security Documents) to secure the Obligations (including any Obligations resulting from the Tranche B-3 Term Loans and Euro Tranche B Term Loans).

Section 7. Costs and Expenses. The Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of a single counsel for the Administrative Agent with respect thereto) in accordance with Section 9.03 of the Credit Agreement.

Section 8. Counterparts; Integration. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Loan Party, the Administrative Agent, nor any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic transmission (including Adobe pdf file) shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 9. Governing Law.

(a) This Amendment shall be construed in accordance with and governed by the law of the State of New York, without regard to conflict of laws principles thereof to the extent such principles would cause the application of the law of another state.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against Holdco, the Borrower or their respective properties in the courts of any jurisdiction.

(c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section 9. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Amendment irrevocably consents to service of process in the manner provided for notices in Section 9.01 to the Credit Agreement. Nothing in any Loan Document will affect the right of any party to this Amendment to serve process in any other manner permitted by law.

Section 10. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11. Headings. Section headings and used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

Section 12. USA Patriot Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

Section 13. Cashless Rollover of Certain Loans. It is understood and agreed that (i) simultaneously with the making of each Tranche B-3 Term Loan and/or Euro Tranche B Term Loan by each Amendment No. 2 Rollover Lender pursuant to Sections 2.01(b)(v) and/or (vi) of the Credit Agreement, as amended hereby, and the exchange and conversion referred to in such Sections, the Tranche B-1 Term Loan and/or Euro Term Loan of such Amendment No. 2 Rollover Lender shall be deemed to be extinguished, repaid and no longer outstanding and such Amendment No. 2 Rollover Lender shall thereafter hold a Tranche B-3 Term Loan and/or Euro Tranche B Term Loan in the principal amount that such Tranche B-1 Term Loan and/or Euro Term Loan, respectively, of such Amendment No. 2 Rollover Lender was immediately prior to giving effect to such exchange and conversion and (ii) each Amendment No. 2 Rollover Lender shall not receive any prepayment being made to other Lenders holding Tranche B-1 Term Loans and/or Euro Term Loans from the Net Proceeds of the Tranche B-3 Term Loans and Euro Tranche B Term Loans.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

INFOR, INC., as Holdco and Guarantor

By:	/s/ Jay Hopkins
	Name:	Jay Hopkins
	Title:	Interim Chief Financial Officer

INFOR (US), INC., as Borrower

By:	/s/ Jay Hopkins
	Name:	Jay Hopkins
	Title:	Interim Chief Financial Officer

[Infor Amendment No. 2]

Agreed and acknowledged with respect to Sections 2(i) and (k) and Section 6:

INFOR PUBLIC SECTOR, INC.
SENECA ACQUISITION SUBSIDIARY INC.
INFOR (GA), INC.
INFINIUM SOFTWARE, INC. as Subsidiary Loan Parties

By:	/s/ Gregory M. Giangiordano
	Name:	Gregory M. Giangiordano
	Title:	President

[Infor Amendment No. 2]

[NAME OF LENDER], as Additional Refinancing Lender and/or a Lender

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

Existing Lenders holding Tranche B-1 Term Loans.

Cashless Rollover Option

☐	The above-mentioned Additional Refinancing Lender hereby irrevocably and unconditionally consents to this Amendment and agrees that it will exchange and convert the principal amount of its Tranche B-1 Term Loans set forth immediately below (which principal amount represents the full principal amount of such Additional Refinancing Lender’s Tranche B-1 Term Loans immediately prior to the occurrence of the Amendment No. 2 Effective Date) into Tranche B-3 Term Loans pursuant to this Amendment.

$

Existing Lenders holding Euro Term Loans.

Cashless Rollover Option

☐	The above-mentioned Additional Refinancing Lender hereby irrevocably and unconditionally consents to this Amendment and agrees that it will exchange and convert the principal amount of its Euro Term Loans set forth immediately below (which principal amount represents the full principal amount of such Additional Refinancing Lender’s Euro Term Loans immediately prior to the occurrence of the Amendment No. 2 Effective Date) into Euro Tranche B Term Loans pursuant to this Amendment.

€

Existing Lenders holding Tranche B-2 Term Loans and/or Revolving Commitments

☐	The above-mentioned Lender hereby irrevocably and unconditionally consents to this Amendment.

[Infor Amendment No. 2]

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Anthea Del Bianco
	Name:	Anthea Del Bianco
	Title:	Vice President

[Infor Amendment No. 2]